UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 6, 2014

Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)

(650) 802-7888
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On March 6, 2014, Communication Intelligence Corporation (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (each, an “Investor,” and, collectively, the “Investors”). Under the terms of the Subscription Agreements, the Investors purchased an aggregate of 136,665 Units (each a “Unit,” and, collectively, the “Units”) at a purchase price of $3.00 per Unit for an aggregate purchase price of approximately $410 thousand.  Each Unit consists of two (2) shares of the Company’s Series D-1 Preferred Stock and one (1) share of Series D-2 Preferred Stock.  The Series D-1 Preferred Stock and Series D-2 Preferred Stock are identical in rights, preferences, and privileges, except for their conversion price to Common Stock. Shares of Series D-1 Preferred Stock are convertible into shares of Common Stock at an initial conversion price of $0.0225 per share (subject to adjustment).  Shares of Series D-2 Preferred Stock are convertible into shares of Common Stock at an initial conversion price of $0.05 per share (subject to adjustment).

The Investors were also issued warrants to purchase approximately 3.7 million shares of Common Stock at the time of the funding of their investment.  These warrants are exercisable for a period of three years and have an exercise price of $0.0275 per share.  In addition to the warrants issued at closing, the Subscription Agreements entitle Investors to receive warrants to purchase approximately up to an additional 11 million shares of Common Stock based on whether the Company attains certain revenue targets in 2014, as described therein.  Any such additional warrants will be exercisable until December 31, 2016 and will have an exercise price of $0.0275 per share.

The Company had previously raised an aggregate of $2.869 million, including conversion of $1.15 million in principal of outstanding indebtedness, through the issuance of Units and warrants on the same terms as described above.  With this additional sale of Units, the Company has sold the entire amount of Units as approved by its Board of Directors and preferred stockholders.

Item 7.01                      Regulation FD Disclosure

On March 11, 2014, the Company issued a press release announcing the Company’s closing of the additional sale of Units as described above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1  Press Release dated March 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Communication Intelligence Corporation
Date: March 11, 2014
	By:	/s/ Andrea Goren

Andrea Goren
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated March 11, 2014